                                                                    EXHIBIT 22.1


                           EARLE M. JORGENSEN COMPANY

                     LISTING OF THE COMPANY'S SUBSIDIARIES


                                                                        DATE                      STATE/
                                                        NATURE OF     ACQUIRED        %         COUNTRY OF
NAME                                                    BUSINESS     OR CREATED     OWNED      INCORPORATION
----                                                    --------     ----------     -----      -------------
Kilsby Jorgensen Steel & Aluminum, S.A. de C.V.           Metal       06/18/92       100%      Mexico
                                                       Distributor

Kilsby Jorgensen Steel & Aluminium Ltd.                   Metal       05/03/90       100%      United Kingdom
                                                       Distributor

Earle M. Jorgensen (Canada) Inc. (formerly Kilsby         Metal       11/13/90       100%      Canada
  Jorgensen Steel & Aluminum Inc.)                     Distributor

Stainless Insurance Ltd.                                 Captive      03/20/96       100%      Bermuda
                                                        Insurance


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